EXHIBIT 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS THIRD QUARTER 2010 RESULTS

~ Revenues and Earnings Exceed Analyst Estimates, EBITDAS up 99%, and Non-GAAP Earnings Per Share up 100%, ~

Saint Louis – November 4, 2010 – Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended September 30, 2010.

Financial Highlights

For the third quarter ended September 30, 2010:

▪	Revenues increased 23% to $54.6 million from $44.5 million during the third quarter of 2009;
▪	Services revenue increased 21% to $47.7 million from $39.3 million during the third quarter of 2009;
▪	Organic services revenue growth was a positive 14.7% on a trailing four quarters average annualized basis compared to a negative 27.8% in the third quarter of 2009;
▪	Earnings per share results on a fully diluted basis increased to $0.08 from zero during the third quarter of 2009;
▪	Non-GAAP earnings per share (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis increased to $0.16 from $0.08 during the third quarter of 2009;
▪	EBITDAS (a non-GAAP measure; see attached schedule which reconciles to GAAP net income) doubled to $7.2 million from $3.6 million during the third quarter of 2009;
▪	Net income for the third quarter 2010 was $2.3 million compared to $0.1 million during the third quarter of 2009;
▪
The Company continued to generate strong operating cash flow resulting in $28.1 million in cash, cash equivalents and investments as of September 30, 2010 even after repurchasing 1.4 million shares of its stock during 2010 at a cost of $13.3 million; and

▪	Since the stock repurchase program’s inception in 2008, the Company has repurchased 6.0 million shares at a cost of $40.8 million.

“Third quarter results demonstrate that Perficient’s recovery and return to growth continues. Strong operating leverage and solid revenue growth are resulting in accelerating earnings gains,” said Jeff Davis, Perficient’s chief executive officer and president. “Our Q3 performance and the clarity we now have around Q4 afford us the opportunity to adjust our full year non-GAAP earnings per share guidance toward the higher end of the previously provided range.”

“We expect key operating metrics to continue to improve as we scale,” said Paul Martin, Perficient’s chief financial officer.  “Additionally, our balance sheet strength continues to provide us the flexibility to execute against our repurchase program and explore M&A opportunities.”

Other Highlights

Among other recent achievements, Perficient:

-- Added new customer relationships and follow-up projects with leading companies including:  ADESA, Blue Cross Blue Shield Massachusetts, Certainteed, Genzyme, Hershey, Iowa Health Systems, LSI, Polycom, RBC Dexia, Sepracor, Steris, Stubhub and many others;

-- Was named as the sole recipient of IBM’s 2010 InfoSphere ‘Warehouse Pack’ Partner of Year Award; and

-- Increased investor relations outreach activities and supported the expansion of research coverage through the addition of two covering analysts.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The Company expects its fourth quarter 2010 services and software revenue, including reimbursed expenses, to be in the range of $51.3 million to $55.0 million, comprised of $47.6 million to $50.0 million of revenue from services including reimbursed expenses and $3.7 million to $5.0 million of revenue from sales of software. The midpoint of fourth quarter 2010 guidance represents growth of 12% over fourth quarter 2009 revenue.

The Company is adjusting its full year 2010 revenue guidance to a range of $210 million to $214 million from the previous range of $200 million to $220 million. The Company is adjusting its full year 2010 Non-GAAP Earnings Per Share guidance to a range of $0.58 to $0.60 compared to the previous guidance range of $0.50 to $0.60.  Refer to the reconciliation of Non-GAAP Earnings Per Share to GAAP Earnings Per Share at www.perficient.com.

Conference Call Details
Perficient will host a conference call regarding third quarter 2010 financial results today at 10:00 a.m. Eastern.

WHAT: Perficient Third Quarter 2010 Results
WHEN: Thursday, November 4, 2010, at 10:00 a.m. Eastern
CONFERENCE CALL NUMBERS: 888-680-0865 (U.S. and Canada) 617-213-4853 (International)
PARTICIPANT PASSCODE: 98071779
REPLAY TIMES: Thursday, November 4, 2010, at 12:00 p.m. Eastern, through Thursday, November 11, 2010
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 98223520

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of offices across North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners, and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner, and an Oracle Certified Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2010.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2009 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenues
Services	$47,733	$39,309	$138,325	$125,051
Software and hardware	4,395	3,047	13,620	8,755
Reimbursable expenses	2,520	2,133	7,078	6,904
Total revenues	54,648	44,489	159,023	140,710

Cost of revenues
Project personnel costs	29,962	27,284	87,325	85,058
Software and hardware costs	3,810	2,605	12,017	7,787
Reimbursable expenses	2,520	2,133	7,078	6,904
Other project related expenses	1,403	909	4,115	2,949
Stock compensation	502	701	1,666	2,113
Total cost of revenues	38,197	33,632	112,201	104,811

Gross margin	16,451	10,857	46,822	35,899

Selling, general and administrative	9,741	7,942	28,654	25,108
Stock compensation	1,964	1,812	5,878	5,305
	4,746	1,103	12,290	5,486

Depreciation	225	375	567	1,243
Amortization	975	1,022	2,989	3,239
Acquisition costs	-	-	406	-
Income from operations	3,546	(294)	8,328	1,004

Net interest income	37	16	107	204
Net other income (expense)	16	(4)	42	254
Income before income taxes	3,599	(282)	8,477	1,462
Provision for income taxes	1,346	(397)	3,304	628
Net income	$2,253	$115	$5,173	$834

Basic net income per share	$0.08	$-	$0.19	$0.03

Diluted net income per share	$0.08	$-	$0.18	$0.03

Shares used in computing basic
net income per share	26,594	27,231	26,932	27,764
Shares used in computing diluted
net income per share	27,964	28,480	28,394	28,677

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$13,861	$17,975
Short-term investments	7,212	6,327
Total cash, cash equivalents and short-term investments	21,073	24,302
Accounts receivable, net	43,880	38,244
Prepaid expenses	1,182	1,258
Other current assets	1,312	1,534
Total current assets	67,447	65,338
Long-term investments	7,001	3,652
Property and equipment, net	1,724	1,278
Goodwill	106,938	104,168
Intangible assets, net	6,412	7,605
Other non-current assets	3,674	2,769
Total assets	$193,196	$184,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,808	$3,657
Other current liabilities	16,911	11,476
Total current liabilities	21,719	15,133
Other non-current liabilities	1,238	1,329
Total liabilities	22,957	16,462

Stockholders' equity:
Common stock	32	32
Additional paid-in capital	217,984	208,003
Accumulated other comprehensive loss	(274)	(273)
Treasury stock	(40,791)	(27,529)
Accumulated deficit	(6,712)	(11,885)
Total stockholders' equity	170,239	168,348
Total liabilities and stockholders' equity	$193,196	$184,810

About Non-GAAP Financial Measures
Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, and stock compensation), net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets, acquisition costs, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information that is used by Perficient’s management. Specifically, non-GAAP net income is used by management primarily to review business performance and determine performance based incentive compensation for executives and other employees.  Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.  Perficient excludes this item for the purposes of calculating EBITDAS, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods.  Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets
Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, primarily related to various acquisitions Perficient has made. Management excludes these items for the purpose of calculating EBITDAS, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to acquisitions which are expensed in its GAAP financial statements.  Management excludes these items for the purposes of calculating EBITDAS, non-GAAP net income and non-GAAP net income per share.  Perficient believes that excluding these expenses from its non-GAAP measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled.  Any changes in fair value are recognized in earnings.  Management excludes these items for the purposes of calculating non-GAAP net income and non-GAAP net income per share.  Perficient believes that excluding these adjustments from its non-GAAP measures is useful to investors because these are related to acquisition events and are inconsistent in amount and frequency from period to period.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
GAAP Net Income	$2,253	$115	$5,173	$834
Additions:
Provision (benefit) for income taxes	1,346	(397)	3,304	628
Amortization	975	1,022	2,989	3,239
Acquisition costs	-	-	406	-
Adjustment to fair value of contingent consideration	15	-	(15)	-
Stock compensation	2,466	2,513	7,544	7,418
Non-GAAP Adjusted Net Income Before Tax	7,055	3,253	19,401	12,119
Income tax for non-GAAP items (1)	(2,674)	(1,038)	(7,489)	(4,605)
Non-GAAP Net Income	$4,381	$2,215	$11,912	$7,514

GAAP Net Income Per Share (diluted)	$0.08	$0.00	$0.18	$0.03
Non-GAAP Net Income Per Share (diluted)	$0.16	$0.08	$0.42	$0.26
Shares used in computing GAAP and Non-GAAP Net Income Per Share (diluted)	27,964	28,480	28,394	28,677

(1) The estimated non-GAAP effective tax rate of 37.9% and 31.9% for the three months ended September 30, 2010 and 2009, respectively, and 38.6% and 38.0% for the nine months ended September 30, 2010 and 2009, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
GAAP Net Income	$2,253	$115	$5,173	$834
Additions:
Provision (benefit) for income taxes	1,346	(397)	3,304	628
Net other expense (income)	(16)	4	(42)	(254)
Net interest income	(37)	(16)	(107)	(204)
Amortization	975	1,022	2,989	3,239
Depreciation	225	375	567	1,243
Acquisition costs	-	-	406	-
Stock compensation	2,466	2,513	7,544	7,418
EBITDAS (1)	$7,212	$3,616	$19,834	$12,904

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.